As filed with the Securities and Exchange Commission on May 28, 1997
                                             Registration No. 33-______________
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                  MOSSIMO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                     33-0684524
   (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)
                             15320 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA 92618
               (Address of principal executive offices) (Zip Code)
                                 (714) 453-1300

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                             ----------------------
                               ANTHONY C. CHERBAK
                            EXECUTIVE VICE PRESIDENT
                                      AND
                             CHIEF FINANCIAL OFFICER
                    15320 BARRANCA PARKWAY, IRVINE, CA 92618
                     (Name and address of agent for service)
                                 (714) 453-1300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed        Proposed
 Title of                           Maximum         Maximum
Securities           Amount         Offering        Aggregate        Amount of
   to be             to be            Price        Offering        Registration
Registered        Registered(1)    per Share(2)     Price(2)           Fee
----------        -------------    ------------     --------           ---

Common Stock      500,000 shares     $7.4375       $3,718,750        $1,127
$0.001 par value
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Mossimo, Inc. Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Mossimo, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Mossimo, Inc. on May 23, 1997, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item No. 3.    Incorporation of Documents by Reference
               ---------------------------------------

Mossimo, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities Exchange Commission ("SEC"):

    a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

    c. The description of the Company's Common Stock included in its Registration Statement on Form 8-A filed with the SEC on February 14, 1996, as amended.

All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item No. 4.    Description of Securities
               -------------------------

               Not Applicable.

Item No. 5.    Interests of Named Experts and Counsel
               --------------------------------------

               Not Applicable.

Item No. 6.    Indemnification of Directors and Officers
               -----------------------------------------

As permitted by Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and may indemnify its other employees and agents, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses to such directors and officers and may advance expenses to such other employees and agents in connection with investigating, defending, settling and appealing a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers, employees and agents;
(iv) the Registrant may maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Certificate of Incorporation or Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Registrant has also entered into agreements with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising under the Securities Act of 1933, as amended. The Company has purchased and has currently in force a directors' and officers' liability insurance policy in the face amount of $10,000,000, which covers certain liabilities of directors and officers arising out of claims based on certain acts and omissions by them in their capacity as directors and officers.

Item No. 7.    Exemption from Registration Claimed
               -----------------------------------

               Not Applicable.

Item No. 8.    Exhibits
               --------

Exhibit Number   Exhibit
--------------   -------

    4.1 Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-1 (33-80597)).

    4.2 Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Company's Registration Statement on Form S-1 (33-80597)).

    5.1          Opinion and consent of Sheppard, Mullin, Richter & Hampton LLP.

   23.1          Consent of Deloitte & Touche LLP - Independent Auditors.

   23.2 Consent of Sheppard, Mullin, Richter & Hampton LLP is contained in Exhibit 5.1.

   24.1          Power of Attorney (included in the Signature Page).

   99.1          Employee Stock Purchase Plan

   99.2          Form of Employee Stock Purchase Plan Stock Purchase Agreement

Item No. 9.    Undertakings
               ------------

     (1)    The Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   Provided, however, that Paragraphs (1)(a)(i) and
                   (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Irvine, State of California, on this 28th day of May, 1997.


                                    MOSSIMO, INC.



                                    By: /s/Anthony C. Cherbak
                                        -----------------------------
                                        Anthony C. Cherbak
                                        Executive Vice President and
                                          Chief Financial Officer





                                    POWER OF ATTORNEY
                                    -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Mossimo, Inc., a Delaware corporation, do hereby constitute and appoint Anthony C. Cherbak and Eric R. Hohl, the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                             Date
---------                      -----                             ----

/s/ Mossimo G. Giannulli
---------------------------    Chairman of the Board,        May 28, 1997
 Mossimo G. Giannulli          Chief Executive Officer,
                               and President

/s/ Eric R. Hohl
---------------------------    Executive Vice President,     May 28, 1997
Eric R. Hohl                   Chief Operating Officer,
                               Secretary, and Director

/s/ Anthony C. Cherbak
---------------------------    Executive Vice President      May 28, 1997
Anthony C. Cherbak             and Chief Financial Officer

/s/ Robert Martini
---------------------------    Director                      May 28, 1997
Robert Martini

/s/ John H. Stanford
---------------------------    Director                      May 28, 1997
John H. Stanford

/s/ Francesca Ruiz De Luzuriaga
---------------------------    Director                      May 28, 1997
Francesca Ruiz De Luzuriaga

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number         Exhibit                                                    Page
------         -------                                                    ----

   4.1         Certificate of Incorporation of the Registrant
               (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-1
               (33-80597)).

   4.2 Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Company's Registration
               Statement on Form S-1 (33-80597)).

   5.1         Opinion and consent of Sheppard, Mullin, Richter &
               Hampton LLP.                                                 9

  23.1         Consent of Deloitte & Touche LLP - Independent
               Auditors.                                                   11

  23.2 Consent of Sheppard, Mullin, Richter & Hampton is contained in Exhibit 5.1.

  24.1         Power of Attorney (included in the Signature Page).

  99.1         Employee Stock Purchase Plan.                               12

  99.2         Form of Employee Stock Purchase Plan Stock Purchase
               Agreement.                                                  22

                                    EXHIBIT 5.1

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
           (a limited partnership including professional corporations)
                                Attorneys At Law
                               Forty-Eighth Floor
                              333 South Hope Street
                       Los Angeles, California 90071-1448
                            Telephone (213) 620-1780
                                       ---
                            Facsimile (213) 620-1398



                                  May 28, 1997



Mossimo, Inc.
15320 Barranca Parkway
Irvine, CA  92618


Ladies and Gentlemen:

        We have acted as counsel to Mossimo, Inc. (the "Company"). This opinion is rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 500,000 shares of Common Stock of the Company, to be issued pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

        In the preparation of this opinion, we have examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

        a. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

        b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

        c. The issuance of Common Stock in accordance with the terms of the Plan and agreements thereunder.

        On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement to be issued by the Company, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.

        This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States and the State of California, and the General Corporation Law of the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

        This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.




                                     Respectfully submitted,

                                     /s/Sheppard, Mullin, Richter & Hampton LLP

                                  EXHIBIT 23.1







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Mossimo, Inc. on Form S-8 of our report, dated February 21, 1997, appearing in the Annual Report on Form 10-K of Mossimo, Inc. for the year ended
December 31, 1996.



Costa Mesa, California                      /s/Deloitte & Touche LLP
May 23, 1997                                ---------------------------------

                                  EXHIBIT 99.1

                                MOSSIMO, INC.
                        EMPLOYEE STOCK PURCHASE PLAN



I.  PURPOSE OF THE PLAN

            This Employee Stock Purchase Plan is intended to promote the interests of Mossimo, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

            Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.


II.  ADMINISTRATION OF THE PLAN

            The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.


III.  STOCK SUBJECT TO PLAN

            A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 500,000 shares.

            B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  PURCHASE PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

            B. Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in July to the last business day in December and from the first business day in January to the last business day in June.


V.  ELIGIBILITY

            A. Each individual who (i) is an Eligible Employee on the start date of any purchase period and (ii) has completed ninety (90) days of service with the Corporation or any Corporate Affiliate prior to such start date shall be eligible to participate in the Plan for that purchase period on such start date.

            B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.


VI.  PAYROLL DEDUCTIONS

            A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of twenty-five percent (25%). The deduction rate so authorized shall continue in effect for the entire purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

            B. Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interests shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation as used for general corporate purposes.

            C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.


VII.  PURCHASE RIGHTS

            A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

            B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date (together with any carryover deductions from the preceding purchase period) to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

            C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

            D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date (together with any carryover deductions from the preceding purchase period) by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

            E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

            F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern thetermination of outstanding purchase rights:

                  (i) A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

                  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payment deductions be added to the Participant's account during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the purchase period in which such leave began.

            G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised immediately prior to the effective date of any Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

            The Corporation shall use its best efforts to provide at least ten
(10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

            H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

            I. ASSIGNABILITY. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

            J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

            A. No participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

            B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

                  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

            C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

            D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.


IX.  EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan was adopted by the Board on February 21, 1997 and shall become effective on the Effective Date, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

            B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) February 21, 2007, (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.


X.  AMENDMENT OF THE PLAN

            The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any purchase period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI.  GENERAL PROVISIONS

            A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

            B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

            C. The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State's conflict-of-laws rules.





































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                                 Page 18 of 23

                                  APPENDIX

      The following definitions shall be in effect under the Plan:

            A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

            B.    BOARD shall mean the Corporation's Board of Directors.

            C.    CODE shall mean the Internal Revenue Code of 1986, as amended.

            D.    COMMON STOCK shall mean the Corporation's common stock.

            E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424, whether now existing or subsequently established).

            F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

            G. CORPORATION shall mean Mossimo, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Mossimo, Inc. which shall, by appropriate action, adopt the Plan.

            H. EFFECTIVE DATE shall mean February 21, 1997. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

           I. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

            J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            K.    1933 ACT shall mean the Securities Act of 1933, as amended.

            L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

            M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

            N. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

            O. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Compensation Committee of the Board as constituted by the Board from time to time.

            P. PURCHASE DATE shall mean the last business day of each purchase period.

            Q.    STOCK EXCHANGE shall mean the New York Stock Exchange.

                                   SCHEDULE A
                                   ----------

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE


                                  Mossimo, Inc.
                                 Giannico, Inc.

                                  EXHIBIT 99.2
                      Form of Employee Stock Purchase Plan
                            Stock Purchase Agreement

                                  MOSSIMO, INC.
                            STOCK PURCHASE AGREEMENT
                            ------------------------


        I hereby elect to participate in the Employee Stock Purchase Plan (the "ESPP") for the purchase period specified below, and I hereby subscribe to purchase shares of Common Stock of Mossimo, Inc. (the "Corporation") in accordance with the provisions of this Agreement and the ESPP. I hereby authorize payroll deductions from each of my paychecks during the purchase period in the 1% multiple of my earnings (not to exceed a maximum of 25%) specified in my attached Enrollment Form.

        I understand that my payroll deductions will be accumulated for the purchase of shares of the Corporation's Common Stock on the last business day of the purchase period. The purchase price per share will be 85% of the lower of
(i) the fair market value per share of Common Stock on the start date of the purchase period or (ii) the fair market value per share on the purchase date.

        I understand that I can withdraw from the ESPP at any time prior to the last business day of this period and elect either to have the Corporation refund all my payroll deductions for that period or to have such payroll deductions applied to the purchase of Common Stock at the end of such period. However, I may not rejoin that particular purchase period at any later date. Upon the termination of my employment for any reason or my loss of eligible employee status, my participation in the ESPP will immediately cease and all my payroll deductions for the purchase period in which my employment terminated or my loss of eligibility occurs will automatically be refunded. Should I die while an ESPP participant, my payroll deductions will automatically cease and my estate will receive a refund of my payroll deductions for the purchase period in which I die. I further understand that I may reduce the rate of my payroll deductions on one occasion per purchase period but that I may not increase the rate of my payroll deductions once the purchase period has begun.

        I understand that a stock certificate for the shares purchased on my behalf at the end of each purchase period will be issued in the name or names I have selected on the Enrollment Form accompanying this Agreement or will be deposited directly in my designated brokerage account.

        I understand that the Corporation has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding purchase rights at the end of any current purchase period. Should the Corporation elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

        I understand that the ESPP sets forth restrictions (i) limiting the maximum number of shares which I may purchase during any purchase period and
(ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my purchase right remains outstanding.

        I acknowledge that I have received a copy of the official Plan Prospectus summarizing the major features of the ESPP and a copy of the ESPP itself. I have read this Agreement, the Prospectus and the ESPP and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.


        Date:_____________, 199___           _________________________________
                                             Signature of Employee

                                             Printed Name:____________________


        Start Date of my Purchase Period:  ______________, 199__









                                      -2-

                                 Page 23 of 23